UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 7, 2017

KIMCO REALTY CORPORATION

 (Exact Name of registrant as specified in its charter)

Maryland	1-10899	13-2744380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 New Hyde Park Road
Suite 100
New Hyde Park, NY 11042

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (516) 869-9000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.

Entry into a Material Definitive Agreement.

On August 7, 2017, Kimco Realty Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters (collectively, the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters 9,000,000 Depositary Shares (the “Depositary Shares”), each representing 1/1000 of a Share of 5.125% Class L Cumulative Redeemable Preferred Stock, $1.00 par value per share. The Depositary Shares are being offered and sold under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-202389). A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein. Certain of the Underwriters and their affiliates may be customers of, engage in transactions with, and perform services for the Company and its subsidiaries in the ordinary course of business.

Item 7.01

Regulation FD Disclosure.

On August 7, 2017, the Company issued a press release (the “August 7 Press Release”) announcing (i) the pricing terms of its previously announced offer to purchase for cash any and all of its outstanding 4.30% Series E Medium-Term Notes due 2018 (the “Tender Offer”), (ii) the Class L Cumulative Redeemable Preferred Stock offering discussed in Item 1.01 above and (iii) the partial redemption of its 6.000% Class I Cumulative Redeemable Preferred Stock.

Additionally, on August 8, 2017, the Company issued a press release (the “August 8 Press Release”) announcing the expiration and final results of the Tender Offer.

A copy of the August 7 Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the August 8 Press Release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information set forth in this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.

Other Events.

On August 7, 2017, the Company announced that it will redeem 9,000 shares of its 6.000% Class I Cumulative Redeemable Preferred Stock, $1.00 par value per share (the “Class I Preferred Stock”), representing 56.25% of its issued and outstanding Class I Preferred Stock, and 9,000,000 depositary shares, representing the Class I Preferred Stock, representing 56.25% of the depositary shares (the “Class I Depositary Shares”) (NYSE: KIMprI – CUSIP No. 49446R 794) on September 6, 2017. The Class I Preferred Stock will be redeemed at the redemption price of $25,000.00 per share, plus $212.50 in accrued and unpaid dividends on each share, and the Class I Depositary Shares will be redeemed at the redemption price of $25.00 per depositary share, plus $0.2125 in accrued and unpaid dividends on each share.

Redemptions will be on a pro rata basis (as nearly as practicable without creating fractional shares) from each registered holder. The shares to be redeemed will be selected in accordance with the applicable procedures of The Depository Trust Company, the registered holder of all of the issued outstanding Class I Depositary Shares, for partial redemptions.

Item 9.01.

Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description
1.1

Underwriting Agreement, dated August 7, 2017, by and among Kimco Realty Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC.

5.1	Opinion of Venable LLP dated August 8, 2017, as to the legality of the Depositary Shares, par value $1.00 per share.
99.1	Press Release, dated August 7, 2017.
99.2	Press Release, dated August 8, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMCO REALTY CORPORATION

Date: August 8, 2017	By:	/s/ Glenn G. Cohen
		Name:	Glenn G. Cohen
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1

Underwriting Agreement, dated August 7, 2017, by and among Kimco Realty Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC.

5.1	Opinion of Venable LLP dated August 8, 2017, as to the legality of the Depositary Shares, par value $1.00 per share.
99.1	Press Release, dated August 7, 2017.
99.2	Press Release, dated August 8, 2017.